SUPPLEMENTARY AGREEMENT TO THE AGREEMENT FOR SALE AND PURCHASE OF LEGEND SUN BY AND BETWEEN HIPPO LACE LIMITED AND SIZEGENIC HOLDINGS LIMITED ENTERED ON 10 FEBRUARY, 2010

This Agreement (“Agreement”) is made and entered into this 24 February 2010 between Hippo Lace Limited (“Hippo Lace”) and Sizegenic Holdings Limited (“Sizegenic”) that pursuant to the Agreement for Sales and Purchase of Legend entered between Sizegenic as the seller and Hippo Lace as the purchaser on 10 February 2010, Hippo Lace paid the consideration for the purchase of Legend Sun to Sizegenic on 17 February 2010 which included the repayment of balance of shareholder’s loan (“Shareholder’s Loan”) as at 31 December 2009 from Sizegenic to Legend Sun entered on 1st April 2009 and upon completion of the sales and purchase of Legend Sun on 24 February 2010, Hippo Lace becomes the sole shareholder of Legend Sun and successor of Sizegenic to own the Shareholder’s Loan to Legend Sun.

Other terms and conditions in the Shareholder’s Loan remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.

SIZEGENIC HOLDINGS LIMITED

/s/ Cheung Ming

CHEUNG MING, CEO

HIPPO LACE LIMITED

/s/ Gu Yao

GU YAO, CEO